UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2016

MELA SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On January 4, 2016, the Company issued a press release announcing its intention to change its name to Strata Skin Sciences, Inc. (the "Name Change") as disclosed in Item 8.01 of this Current Report on Form 8-K.  The targeted effective date of the Name Change is January 5, 2016.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01 Other Events

The Company has announced plans for the Name Change to Strata Skin Sciences, Inc. In connection with the Name Change, the Company also requested and reserved an updated stock trading ticker symbol, "SSKN," with respect to the Company's shares of common stock. In addition, as a result of the Name Change, the Company has been issued a new CUSIP number.  The Company has targeted January 5, 2016 as the effective date for these changes.

Item 9.01.    Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by the Company, dated January 4, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MELA SCIENCES, INC.
By:	/s/ Michael R. Stewart
Michael R. Stewart
President and Chief Executive Officer

Date:  January 4, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release by the Company, dated January 4, 2016.